Exhibit 99.1

FOR IMMEDIATE RELEASE

GABLES EARNINGS BEAT CONSENSUS

BOCA RATON, FLORIDA – August 6, 2003 – Gables Residential (NYSE:GBP) (the “Company”), today reported earnings for the second quarter that exceeded consensus estimates.  Net income available to common shareholders was $0.18 per diluted share and funds from operations (“FFO”) was $0.61 per diluted share, compared to a consensus First Call estimate of $0.60.  “Our performance exceeded expectations primarily due to achieving property operating results at the high end of our range.  We are also pleased to be achieving our strategic objective of producing total returns that exceed the NAREIT Apartment Index.  Our total return for the year-to-date period, trailing 12 months, three years and five years all exceed this benchmark,” noted Chris Wheeler, CEO.

Net income available to common shareholders for the quarter was $4.4 million, or $0.18 per diluted share, compared to $4.9 million, or $0.19 per diluted share, for the comparable period of 2002.  For the first six months of 2003, net income available to common shareholders was $13.6 million, or $0.55 per diluted share, compared to $30.6 million, or $1.24 per diluted share, for the comparable period of 2002.  During 2002, a significant amount of asset sales occurred during the first quarter.  The Company expects that sales volume in 2003 will be generally similar to volume in 2002, but that the timing of asset sales will vary.  Net income per share for the first six months of 2003 included gains from asset sales, net of minority interest, of $4.1 million, or $0.17 per diluted share, compared to $19.0 million, or $0.77 per diluted share, for the comparable period of 2002.

FFO for the quarter was $18.5 million, or $0.61 per diluted share, compared to $18.6 million, or $0.60 per diluted share, for the comparable period of 2002.  FFO for the first six months of 2003 was $38.3 million, or $1.26 per diluted share, compared to $41.2 million, or $1.34 per diluted share, for the comparable period of 2002.  The FFO metric excludes gain on sale of previously depreciated operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 12.

This earnings release is available on Gables Residential’s website at www.gables.com.   On the Gables Quicklink pull-down menu, please select "Investor/Company Info/Earnings Releases" or go directly to this web address: www.gables.com/q203earningsrelease.

  The Company will host a conference call on Thursday, August 7, 2003 at 11:00 a.m. Eastern Time.  Gables executives will discuss second-quarter earnings, current activity and the local multifamily markets.

The conference call will be open to the public and will also be broadcast live on the Internet via Gables Residential’s website at www.gables.com.  On the Gables Quicklink pull-down menu, please select "Investor/Company Info/Conference Calls" or go directly to this web address: www.gables.com/conferencecalls.  Those listening by phone should call in 5-10 minutes before conference time to (800) 884-5695 and use the passcode 33475186.  International callers or those in the 617 area code should call (617) 786-2960.

A playback will be available from 3:00 p.m. Eastern Time on Thursday, August 7, 2003 until midnight on Friday, August 15, 2003.  US/Canada participants should call (888) 286-8010.  International callers or those in the 617 area code should call (617) 801-6888.  The Gables playback code is 76408966.  The playback can also be accessed for 12 months following the conference call via Gables Residential’s website at www.gables.com/webcasts.

Operating Results for the Second Quarter 2003 Compared to the Second Quarter 2002

The Company’s markets and portfolio continue to feel the residual impact of the national economy’s job-growth contraction and related renter demand.  On a same-store basis, total revenues declined 1.9% and property operating and maintenance expense growth was 0.6%, resulting in a 3.2% reduction in property net operating income (“NOI”).  These results were at the high end of the Company’s expectations for the quarter.  A detail of the same-store results by market is presented on page 13.

Investment and Disposition Activity

During the quarter, the Company acquired Gables Knoxbridge, 334 apartment homes in the Dallas Established Premium Neighborhood ™ (EPN) of Highland Park, for $34 million and completed lease-up of three development communities:  Gables Metropolitan II, 274 apartment homes in the Dunwoody EPN™ of Atlanta; Gables Paces, 80 apartment homes in the Buckhead EPN™ of Atlanta; and Gables North Village, 315 apartment homes in Celebration, Florida.

In July 2003, the Company acquired Gables Woodley Park, 211 apartment homes in the Northwest Washington, D.C. EPN™ , for $53 million.  Year to date, the Company has acquired 784 apartment homes, completed the lease-up of 989 apartment homes, sold 300 apartment homes and commenced development on 1,247 apartment homes which are expected to deliver stabilized earnings in late 2004 and in 2005.  “Our research indicates that the national economy is in the early phase of a slow recovery.  Our plans to deliver new assets in late 2004 and 2005 should allow us to capitalize on projected improving fundamentals,” said Mr. Wheeler.

In May 2003, Gables acquired Archstone Management Services’ business, which consisted of management contracts for 10,684 apartment homes in 32 communities. The management and accounting services rendered under the acquired contracts are transitioning to Gables over a 3-month period.  The $6.5 million purchase price will be paid in three installments based on the retention of the acquired contracts. The incremental contribution to net income from the acquired contracts will be largely offset by the amortization of the purchase price for the first five years. "Property operations is a core competency for Gables, and our continued ability to outperform the markets shows how committed we are to our operations focus. The fee management business is an excellent avenue to leverage our operations, and the Archstone-Smith business fits nicely with our platform," noted Mr. Wheeler.

Preferred Share Offering

The Company closed a $75 million offering of its 7.5% Series D Cumulative Redeemable Preferred Shares on May 8, 2003.  The shares are redeemable at the discretion of the Company on or after May 8, 2008.  Proceeds of the offering were used to pay down borrowings under the Company’s unsecured lines of credit that are being utilized for its acquisition and development activities discussed above.

Industry Recognition

During the quarter, the Company announced that its corporate-housing division, Gables Corporate Accomodations (“GCA”), was the recipient of the 2002 “Tower of Excellence Company of the Year” Award.  During June and July, the 2002 Gables Residential annual report (“We Think Inside the Box”) was recognized for several awards.  NAREIT selected Gables as the Mid Cap winner of a Gold Award for Management’s Discussion and Analysis for the second year in a row and a Silver Award in the Presentation and Design category.  The League of American Communication Professionals selected Gables for its highest distinction, a Platinum Award in the REIT/Real Estate category, and the Company also received a Silver Award for Interior Design in the acclaimed International ARC Award competition.

Unusual Items

In May 2002, the Company expensed approximately $1.7 million of early debt extinguishment costs.  Under accounting rules in effect at that time, these costs were classified as an extraordinary item and, as such, did not reduce FFO.  In April 2002, SFAS No. 145 was issued.  The Company adopted this standard on its January 1, 2003 effective date and, pursuant to the new rules, reclassified the $1.7 million of early debt extinguishment costs from extraordinary items to unusual items.  In the computation of FFO pursuant to the NAREIT definition outlined on page 6, net income is adjusted for extraordinary items but is not adjusted for unusual items.  As such, previously reported FFO for the three and six months ended June 30, 2002 has been reduced by $1.7 million.  The adoption of this standard had no impact on previously reported net income.

Earnings Guidance

The Company’s guidance for the third quarter of 2003 and the full year 2003 for net income and FFO on a diluted per share basis is disclosed and reconciled below:

Third Quarter 2003:
	Range
	Low-End	High-End
Expected net income	$0.14	$0.59
Add: Expected real estate asset depreciation and amortization	0.45	0.44
Less: Expected gain on sale of previously depreciated operating real estate assets	0.00	-0.42
Expected funds from operations (FFO)	$0.59	$0.61

Same-Store Operating Assumptions to the Company’s Guidance (1):

Total property revenues	-2.50%	-1.75%
Property operating and maintenance expenses	0.75%	0.00%
Property net operating income (NOI)	-4.50%	-2.75%

(1) Represents the projected change from the third quarter 2002 to the third quarter 2003.

Full Year 2003:
	Range
	Low-End	High-End
Expected net income	$0.84	$2.65
Add: Expected real estate asset depreciation and amortization	1.78	1.76
Less: Expected gain on sale of previously depreciated operating real estate assets	-0.17	-1.89
Expected funds from operations (FFO)	$2.45	$2.52

Same-Store Operating Assumptions to the Company’s Guidance (2):

Total property revenues	-1.75%	-1.25%
Property operating and maintenance expenses	1.00%	0.50%
Property net operating income (NOI)	-3.25%	-2.25%

(2) Represents the projected change from 2002 to 2003.

Discontinued Operations

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002.  This standard requires, among other things, that operating results of real estate assets sold subsequent to January 1, 2002 that the Company has no continuing involvement with, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Earnings Release Supplements

The Company produces Earnings Release Supplements (“the Supplements”) that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company’s website and through e-mail distribution. Access to the Supplements through the Company’s website is available at http://ww.gables.com/financialreports. If you would like to receive future press releases via e-mail, please register through the Company’s website at http://www.gables.com/mailalerts. Some items referenced in the earnings release may require the Adobe Acrobat 4.0 Reader. If you do not have Adobe Acrobat 4.0 Reader, you may download it at the following website: http://www.adobe.com/products/acrobat/readstep.html.

Non-GAAP Financial Measures and Other Terms

This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.  Additional information regarding these items and other non-GAAP financial measures and other terms used in this release, including the Supplements, can be found elsewhere herein.

Funds from Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures.  Because FFO excludes real estate asset depreciation and amortization, AFFO represents a useful supplemental operating performance measure because it takes into consideration recurring value retention capital expenditures.

Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this item.

Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or re-occur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this item.

Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry based hardi-board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community they are excluded from this item.

Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT’s definition.

Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches stabilized occupancy.  For purposes of the period-end community charts, once a community has reached a stabilized occupancy level it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe", "anticipate", "estimate", "project", "should", "expect" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company’s ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the Company’s ability to achieve its expectations for third quarter 2003 and full year 2003 earnings.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should our assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied.  Factors that may cause such a variance include, among others:  local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's current and proposed markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell communities on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements.

About Gables

With a mission of Taking Care of the Way People Live, Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium NeighborhoodsÔ (“EPN’s”), generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPNÔ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 50,783 apartment homes in 183 communities, owns 86 communities with 23,979 stabilized apartment homes primarily in Atlanta, Houston, South Florida, Austin, Dallas, Tampa and Washington, DC and has an additional 9 communities with 2,388 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential’s website at www.gables.com.

GABLES RESIDENTIAL	-11-
Consolidated Statements of Operations
June 30, 2003
(Unaudited and amounts in thousands, except for per share data)

		Three months ended		Six months ended
		June 30,		June 30,
		2003	2002	2003	2002
Revenues:
Rental revenues		$ 53,778	$ 51,054	$ 107,409	$ 103,514
Other property revenues		3,289	3,101	6,125	6,000
Total property revenues		57,067	54,155	113,534	109,514

Property management revenues		1,951	1,857	3,800	3,672
Ancillary services revenues		1,453	2,110	3,326	4,655
Interest income		88	120	161	181
Other revenues		74	42	120	85
Total other revenues		3,566	4,129	7,407	8,593

Total revenues		60,633	58,284	120,941	118,107

Expenses:
Property operating and maintenance (exclusive of items shown below)		20,439	19,245	40,208	37,875
Real estate asset depreciation and amortization		12,763	11,881	25,779	23,534
Property management - owned		1,697	1,489	3,357	3,398
Property management - third party		1,947	1,619	3,773	3,344
Ancillary services		1,085	1,308	2,310	2,779
Interest expense and credit enhancement fees		11,410	10,029	22,889	20,148
Amortization of deferred financing costs		482	275	906	532
General and administrative		2,272	1,753	4,605	3,675
Corporate asset depreciation and amortization		482	428	824	881
Unusual items		-	1,687	-	1,687
Total expenses		52,577	49,714	104,651	97,853
Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest		8,056	8,570	16,290	20,254

Equity in income of joint ventures		100	40	195	1,928
Gain on sale of previously depreciated operating real estate assets		-	-	-	17,906
Gain on sale of land and development rights		-	462	-	1,801
Minority interest of common unitholders in Operating Partnership		(1,021)	(1,068)	(2,247)	(6,817)
Minority interest of preferred unitholders in Operating Partnership		(1,078)	(1,078)	(2,156)	(2,156)
Income from continuing operations		6,057	6,926	12,082	32,916

Operating income (loss) from discontinued operations, net of minority interest		-	376	(8)	819
Gain on disposition of discontinued operations, net of minority interest		-	-	4,075	1,763
Income from discontinued operations, net of minority interest		-	376	4,067	2,582
Net income		6,057	7,302	16,149	35,498
Dividends to preferred shareholders		(1,672)	(2,442)	(2,516)	(4,885)

Net income available to common shareholders		$ 4,385	$ 4,860	$ 13,633	$ 30,613

Weighted average number of common shares outstanding - basic		24,679	24,802	24,588	24,662
Weighted average number of common shares outstanding - diluted		30,520	30,931	30,429	30,802

Per Common Share Information-Basic:
Income from continuing operations (net of preferred dividends)		$ 0.18	$ 0.18	$ 0.39	$ 1.14
Income from discontinued operations, net of minority interest		$ -	$ 0.02	$ 0.17	$ 0.10
Net income available to common shareholders		$ 0.18	$ 0.20	$ 0.55	$ 1.24

Per Common Share Information-Diluted:
Income from continuing operations (net of preferred dividends)		$ 0.18	$ 0.18	$ 0.39	$ 1.13
Income from discontinued operations		$ -	$ 0.02	$ 0.17	$ 0.10
Net income available to common shareholders		$ 0.18	$ 0.19	$ 0.55	$ 1.24

GABLES RESIDENTIAL		-12-
Funds From Operations and Adjusted Funds From Operations
June 30, 2003
(Unaudited and amounts in thousands, except for per share data)

	Three months ended			Six months ended
	June 30,			June 30,
	2003		2002	2003	2002

Net income available to common shareholders	$ 4,385		$ 4,860	$ 13,633	$ 30,613

Minority interest of common unitholders in Operating Partnership:
Continuing operations	1,021		1,068	2,247	6,817
Discontinued operations	-		91	965	634
Total	1,021		1,159	3,212	7,451

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	12,763		11,881	25,779	23,534
Wholly-owned real estate assets - discontinued operations	-		324	49	709
Joint venture real estate assets	349		342	689	744
Total	13,112		12,547	26,517	24,987

Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets - continuing operations	-		-	-	(17,906)
Wholly-owned real estate assets - discontinued operations	-		-	(5,042)	(2,198)
Joint venture real estate assets	-		-	-	(1,754)
Total	-		-	(5,042)	(21,858)

Funds from operations	$ 18,518		$ 18,566	$ 38,320	$ 41,193

Recurring value retention capital expenditures:
Carpet and flooring	1,215		1,630	2,374	2,842
Appliances	163		199	330	351
Other additions and improvements	1,378		1,701	2,521	3,171
Total	2,756		3,530	5,225	6,364

Adjusted funds from operations	$ 15,762		$ 15,036	$ 33,095	$ 34,829

Average common shares and units outstanding - basic	30,416		30,762	30,359	30,634
Average common shares and units outstanding - diluted	30,520		30,931	30,429	30,802

Per common share data - basic:
Funds from operations	$ 0.61		$ 0.60	$ 1.26	$ 1.34
Adjusted funds from operations	$ 0.52		$ 0.49	$ 1.09	$ 1.14

Per common share data - diluted:
Funds from operations	$ 0.61		$ 0.60	$ 1.26	$ 1.34
Adjusted funds from operations	$ 0.52		$ 0.49	$ 1.09	$ 1.13

Common shares and units outstanding reconciliation:
Average common shares and units outstanding - basic	30,416		30,762	30,359	30,634
Incremental shares from assumed conversions of:
Stock options	95		163	61	162
Other	9		6	9	6
Average common shares and units outstanding - diluted	30,520		30,931	30,429	30,802

GABLES RESIDENTIAL					-13-
Results of Property Operations - Second Quarter Comparisons
June 30, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the quarters ended June 30, 2003 ("2Q 2003") and June 30, 2002 ("2Q 2002") is as follows:

					2Q 2003	2Q 2002	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)					$ 45,437	$ 46,294	$ (857)	-1.9%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 2Q 2003, but not in 2Q 2002					2,459	1,383	1,076	77.8%
Development and lease-up communities					2,074	761	1,313	172.5%
Communities under renovation or not fully operational (2)					4,198	4,071	127	3.1%
Acquired communities (2)					1,253	-	1,253	-
Sold communities (2)					-	-	-	-
Total property revenues					$ 57,067	$ 54,155	$ 2,912	5.4%

Property operating and maintenance expenses (3):
Same-store communities (1)					$ 16,389	$ 16,293	$ 96	0.6%	(A)
Triple net master lease communities					-	-	-	-
Communities stabilized in 2Q 2003, but not in 2Q 2002					968	702	266	37.9%
Development and lease-up communities					833	497	336	67.6%
Communities under renovation or not fully operational (2)					1,763	1,753	10	0.6%
Acquired communities (2)					486	-	486	-
Sold communities (2)					-	-	-	-
Total property operating and maintenance expenses					$ 20,439	$ 19,245	$ 1,194	6.2%

Property net operating income (NOI) (4):
Same-store communities (1)					$ 29,048	$ 30,001	$ (953)	-3.2%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 2Q 2003, but not in 2Q 2002					1,491	681	810	118.9%
Development and lease-up communities					1,241	264	977	370.1%
Communities under renovation or not fully operational (2)					2,435	2,318	117	5.0%
Acquired communities (2)					767	-	767	-
Sold communities (2)					-	-	-	-
Total property net operating income (NOI)					$ 36,628	$ 34,910	$ 1,718	4.9%

Total property NOI as a percentage of total property revenues					64.2%	64.5%	-	-0.3%

(1) Communities that were owned and fully stabilized throughout both 2Q 2003 and 2Q 2002 ("same-store").
(2) Communities that were in renovation or not fully operational, acquired, or sold subsequent to April 1, 2002, as applicable.
(3) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(4) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 62 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 2Q 2002 to 2Q 2003 in
	Apartment	2Q 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 2Q 2003	in 2Q 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,377	29.7%	94.1%	92.4%	2.2%	0.9%	2.5%	0.1%
Houston	4,934	27.4%	94.2%	92.9%	2.1%	-0.2%	1.0%	-0.8%
Atlanta	3,431	17.7%	94.3%	92.1%	3.7%	-5.8%	-3.2%	-7.2%
Austin	1,677	10.8%	90.4%	89.4%	-2.2%	-7.4%	-2.1%	-10.5%
Dallas	1,123	8.1%	95.5%	94.2%	-0.1%	-2.3%	0.2%	-3.6%
Washington, D.C.	82	1.6%	94.1%	93.7%	5.6%	7.9%	-6.8%	13.9%
Other	1,243	4.7%	90.1%	84.2%	-0.6%	-0.4%	8.5%	-6.7%
Totals	16,867	100.0%	93.6%	91.8%	1.6%	-1.9%	0.6%	-3.2%

GABLES RESIDENTIAL					-14-
Results of Property Operations - Year-to-Date Comparisons
June 30, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the six months ended June 30, 2003 ("YTD 2003") and June 30, 2002 ("YTD 2002") is as follows:

					YTD 2003	YTD 2002	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)					$ 91,634	$ 93,093	$ (1,459)	-1.6%	(A)
Triple net master lease communities					3,293	3,293	-	0.0%
Communities stabilized in YTD 2003, but not in YTD 2002					4,870	2,426	2,444	100.7%
Development and lease-up communities					3,713	1,385	2,328	168.1%
Communities under renovation or not fully operational (2)					8,388	8,419	(31)	-0.4%
Acquired communities (2)					1,636	-	1,636	-
Sold communities (2)					-	898	(898)	-100.0%
Total property revenues					$ 113,534	$ 109,514	$ 4,020	3.7%

Property operating and maintenance expenses (3):
Same-store communities (1)					$ 32,610	$ 32,190	$ 420	1.3%	(A)
Triple net master lease communities					-	-	-	-
Communities stabilized in YTD 2003, but not in YTD 2002					1,931	1,239	692	55.9%
Development and lease-up communities					1,596	794	802	101.0%
Communities under renovation or not fully operational (2)					3,432	3,376	56	1.7%
Acquired communities (2)					639	-	639	-
Sold communities (2)					-	276	(276)	-100.0%
Total property operating and maintenance expenses					$ 40,208	$ 37,875	$ 2,333	6.2%

Property net operating income (NOI) (4):
Same-store communities (1)					$ 59,024	$ 60,903	$ (1,879)	-3.1%	(A)
Triple net master lease communities					3,293	3,293	-	0.0%
Communities stabilized in YTD 2003, but not in YTD 2002					2,939	1,187	1,752	147.6%
Development and lease-up communities					2,117	591	1,526	258.2%
Communities under renovation or not fully operational (2)					4,956	5,043	(87)	-1.7%
Acquired communities (2)					997	-	997	-
Sold communities (2)					-	622	(622)	-100.0%
Total property net operating income (NOI)					$ 73,326	$ 71,639	$ 1,687	2.4%

Total property NOI as a percentage of total property revenues					64.6%	65.4%	-	-0.8%

(1) Communities that were owned and fully stabilized throughout both YTD 2003 and YTD 2002 ("same-store").
(2) Communities that were in renovation or not fully operational, acquired, or sold subsequent to January 1, 2002, as applicable.
(3) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(4) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 62 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2002 to YTD 2003 in
	Apartment	YTD 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2003	in YTD 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,377	29.8%	94.8%	93.4%	1.7%	0.4%	0.5%	0.4%
Houston	4,934	27.3%	94.8%	93.6%	1.9%	0.6%	2.5%	-0.5%
Atlanta	3,431	17.5%	93.9%	92.0%	3.7%	-5.7%	0.3%	-8.7%
Austin	1,677	11.1%	92.1%	91.2%	0.6%	-5.9%	0.2%	-9.3%
Dallas	1,123	7.9%	95.7%	94.2%	-0.3%	-2.8%	0.5%	-4.6%
Washington, D.C.	82	1.6%	96.3%	95.9%	5.6%	8.5%	2.1%	10.9%
Other	1,243	4.8%	90.3%	85.5%	0.7%	0.2%	4.9%	-3.0%
Totals	16,867	100.0%	94.2%	92.6%	1.8%	-1.6%	1.3%	-3.1%

GABLES RESIDENTIAL					-15-
Results of Property Operations - Sequential Quarter Comparisons
June 30, 2003
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the quarters ended June 30, 2003 ("2Q 2003") and March 31, 2003 ("1Q 2003") is as follows:

					2Q 2003	1Q 2003	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)					$ 48,390	$ 49,138	$ (748)	-1.5%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 2Q 2003, but not in 1Q 2003					-	-	-	-
Development and lease-up communities					2,074	1,639	435	26.5%
Communities under renovation or not fully operational (2)					3,704	3,661	43	1.2%
Acquired communities (2)					1,253	383	870	227.2%
Sold communities (2)					-	-	-	-
Total property revenues					$ 57,067	$ 56,467	$ 600	1.1%

Property operating and maintenance expenses (3):
Same-store communities (1)					$ 17,531	$ 17,345	$ 186	1.1%	(A)
Triple net master lease communities					-	-	-	-
Communities stabilized in 2Q 2003, but not in 1Q 2003					-	-	-	-
Development and lease-up communities					834	762	72	9.4%
Communities under renovation or not fully operational (2)					1,588	1,509	79	5.2%
Acquired communities (2)					486	153	333	217.6%
Sold communities (2)					-	-	-	-
Total property operating and maintenance expenses					$ 20,439	$ 19,769	$ 670	3.4%

Property net operating income (NOI) (4):
Same-store communities (1)					$ 30,859	$ 31,793	$ (934)	-2.9%	(A)
Triple net master lease communities					1,646	1,646	-	0.0%
Communities stabilized in 2Q 2003, but not in 1Q 2003					-	-	-	-
Development and lease-up communities					1,240	877	363	41.4%
Communities under renovation or not fully operational (2)					2,116	2,152	(36)	-1.7%
Acquired communities (2)					767	230	537	233.5%
Sold communities (2)					-	-	-	-
Total property net operating income (NOI)					$ 36,628	$ 36,698	$ (70)	-0.2%

Total property NOI as a percentage of total property revenues					64.2%	65.0%	-	-0.8%

(1) Communities that were owned and fully stabilized throughout both 2Q 2003 and 1Q 2003 ("same-store").
(2) Communities that were in renovation or not fully operational, acquired, or sold subsequent to January 1, 2003, as applicable.
(3) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(4) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 66 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 1Q 2003 to 2Q 2003 in
	Apartment	2Q 2003	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 2Q 2003	in 2Q 2003	Occupancy	Revenues	Expenses	NOI

South Florida	4,557	29.0%	93.8%	92.0%	-2.3%	-2.0%	2.7%	-4.3%
Houston	5,230	27.3%	94.1%	92.7%	-1.3%	-1.2%	0.2%	-2.0%
Atlanta	3,614	18.1%	94.3%	92.1%	0.4%	-1.0%	-1.5%	-0.8%
Austin	1,677	10.2%	90.4%	89.4%	-3.7%	-3.2%	2.3%	-6.5%
Dallas	1,300	9.5%	95.5%	93.2%	0.2%	0.8%	-0.1%	1.3%
Washington, D.C.	82	1.5%	94.1%	93.7%	-4.4%	-3.5%	-9.2%	-1.5%
Other	1,243	4.4%	90.1%	84.2%	-2.6%	-2.2%	7.2%	-8.8%
Totals	17,703	100.0%	93.5%	91.6%	-1.5%	-1.5%	1.1%	-2.9%

GABLES RESIDENTIAL	-16-
Consolidated Statements of Operations - SFAS No. 144
June 30, 2003
(Unaudited and amounts in thousands)

	Three months ended			Three months ended
	June 30, 2003			June 30, 2002
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 53,778	$ -	$ 53,778	$ 51,054	$ 1,510	$ 52,564
Other property revenues	3,289	-	3,289	3,101	119	3,220
Total property revenues	57,067	-	57,067	54,155	1,629	55,784
Property management revenues	1,951	-	1,951	1,857	-	1,857
Ancillary services revenues	1,453	-	1,453	2,110	-	2,110
Interest income	88	-	88	120	-	120
Other revenues	74	-	74	42	-	42
Total other revenues	3,566	-	3,566	4,129	-	4,129
Total revenues	60,633	-	60,633	58,284	1,629	59,913

Expenses:
Property operating and maintenance (exclusive of items shown below)	20,439	-	20,439	19,245	668	19,913
Real estate asset depreciation and amortization	12,763	-	12,763	11,881	324	12,205
Property management - owned	1,697	-	1,697	1,489	-	1,489
Property management - third party	1,947	-	1,947	1,619	-	1,619
Ancillary services	1,085	-	1,085	1,308	-	1,308
Interest expense and credit enhancement fees	11,410	-	11,410	10,029	170	10,199
Amortization of deferred financing costs	482	-	482	275	-	275
General and administrative	2,272	-	2,272	1,753	-	1,753
Corporate asset depreciation and amortization	482	-	482	428	-	428
Unusual items	-	-	-	1,687	-	1,687
Total expenses	52,577	-	52,577	49,714	1,162	50,876

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	8,056	-	8,056	8,570	467	9,0377

Equity in income of joint ventures	100	-	100	40	-	40
Gain on sale of previously depreciated operating real estate assets	-	-	-	-	-	-
Gain on sale of land and development rights	-	-	-	462	-	462
Minority interest of common unitholders in Operating Partnership	(1,021)	-	(1,021)	(1,068)	(91)	(1,159)
Minority interest of preferred unitholders in Operating Partnership	(1,078)	-	(1,078)	(1,078)	-	(1,078)

Income from continuing operations	6,057	-	6,057	6,926	376	7,302
Operating income from discontinued operations, net of minority interest	-	-	-	376	(376)	-
Gain on disposition of discontinued operations, net of minority interest	-	-	-	-	-	-
Income from discontinued operations, net of minority interest	-	-	-	376	(376)	-
Net income	6,057	-	6,057	7,302	-	7,302
Dividends to preferred shareholders	(1,672)	-	(1,672)	(2,442)	-	(2,442)
Net income available to common shareholders	$ 4,385	$ -	$ 4,385	$ 4,860	$ -	$ 4,860

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002. This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS
No. 144), be reflected as discontinued operations in the statements of operations for all periods presented. The Company sold three wholly-owned operating real estate assets during the first quarter of 2002, one wholly-owned operating real estate asset during the fourth quarter of 2002, and one wholly-owned operating real estate asset during the first quarter of 2003. The Company retained management of two of the assets sold during the first quarter of 2002. Due to the Company's continuing involvement with the operations of the two assets sold that the Company retained management of, the operating results of these assets are included in continuing operations. The operating results for the three remaining wholly-owned assets sold during the first and fourth quarters of 2002 and the first quarter of 2003 for which the Company did not retain management are reflected as discontinued operations in the statements of operations for all periods presented. Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the three assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended June 30, 2003 and 2002, respectively. The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL	-17-
Consolidated Statements of Operations - SFAS No. 144
June 30, 2003
(Unaudited and amounts in thousands)

	Six months ended			Six months ended
		June 30, 2003			June 30, 2002
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 107,409	$ 209	$ 107,618	$ 103,514	$ 3,238	$ 106,752
Other property revenues	6,125	14	6,139	6,000	249	6,249
Total property revenues	113,534	223	113,757	109,514	3,487	113,001
Property management revenues	3,800	-	3,800	3,672	-	3,672
Ancillary services revenues	3,326	-	3,326	4,655	-	4,655
Interest income	161	-	161	181	-	181
Other revenues	120	-	120	85	-	85
Total other revenues	7,407	-	7,407	8,593	-	8,593
Total revenues	120,941	223	121,164	118,107	3,487	121,594

Expenses:
Property operating and maintenance (exclusive of items shown below)	40,208	148	40,356	37,875	1,394	39,269
Real estate asset depreciation and amortization	25,779	49	25,828	23,534	709	24,243
Property management - owned	3,357	-	3,357	3,398	-	3,398
Property management - third party	3,773	-	3,773	3,344	-	3,344
Ancillary services	2,310	-	2,310	2,779	-	2,779
Interest expense and credit enhancement fees	22,889	36	22,925	20,148	366	20,514
Amortization of deferred financing costs	906	-	906	532	-	532
General and administrative	4,605	-	4,605	3,675	-	3,675
Corporate asset depreciation and amortization	824	-	824	881	-	881
Unusual items	-	-	-	1,687	-	1,687
Total expenses	104,651	233	104,884	97,853	2,469	100,322

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	16,290	(10)	16,280	20,254	1,018	21,272

Equity in income of joint ventures	195	-	195	1,928	-	1,928
Gain on sale of previously depreciated operating real estate assets	-	5,042	5,042	17,906	2,198	20,104
Gain on sale of land and development rights	-	-	-	1,801	-	1,801
Minority interest of common unitholders in Operating Partnership	(2,247)	(965)	(3,212)	(6,817)	(634)	(7,451)
Minority interest of preferred unitholders in Operating Partnership	(2,156)	-	(2,156)	(2,156)	-	(2,156)

Income from continuing operations	12,082	4,067	16,149	32,916	2,582	35,498
Operating income (loss) from discontinued operations, net of minority interest	(8)	8	-	819	(819)	-
Gain on disposition of discontinued operations, net of minority interest	4,075	(4,075)	-	1,763	(1,763)	-

Income from discontinued operations, net of minority interest	4,067	(4,067)	-	2,582	(2,582)	-

Net income	16,149	-	16,149	35,498	-	35,498
Dividends to preferred shareholders	(2,516)	-	(2,516)	(4,885)	-	(4,885)
Net income available to common shareholders	$ 13,633	$ -	$ 13,633	$ 30,613	$ -	$ 30,613

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002. This standard requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS
No. 144), be reflected as discontinued operations in the statements of operations for all periods presented. The Company sold three wholly-owned operating real estate assets during the first quarter of 2002, one wholly-owned operating real estate asset during the fourth quarter of 2002, and one wholly-owned operating real estate asset during the first quarter of 2003. The Company retained management of two of the assets sold during the first quarter of 2002. Due to the Company's continuing involvement with the operations of the two assets sold that the Company retained management of, the operating results of these assets are included in continuing operations. The operating results for the three remaining wholly-owned assets sold during the first and fourth quarters of 2002 and the first quarter of 2003 for which the Company did not retain management are reflected as discontinued operations in the statements of operations for all periods presented. Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

The above table presents the results as reported pursuant to SFAS No. 144, the results of the two assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the six months ended June 30, 2003 and 2002, respectively. The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL	-18-
Results of Joint Venture Operations
June 30, 2003
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months (QTD) and six months (YTD) ended June 30, 2003 (the "2003 Period") and June 30,
2002 (the "2002 Period") is as follows:

Company's share of joint venture results:
	QTD 2003 Period				Total
	Stabilized	Lease-up	Sales		QTD 2002
	(1)	(2)	(3)	Total	Period
Rental and other property revenues	$ 1,012	$ 170	$ -	$ 1,182	$ 1,162
Property operating and maintenance expenses
(exclusive of items shown separately below)	(423)	(69)	-	(492)	(532)
Property net operating income (NOI)	$ 589	$ 101	$ -	$ 690	$ 630
Interest expense and credit enhancement fees	(182)	(31)	-	(213)	(222)
Amortization of deferred costs	(13)	(4)	-	(17)	(16)
Other	(10)	(1)	-	(11)	(10)
Funds from operations (FFO)	$ 384	$ 65	$ -	$ 449	$ 382
Gain on sale of previously depreciated operating
real estate assets	-	-	-	-	-
Real estate asset depreciation	(280)	(69)	-	(349)	(342)
Equity in income of joint ventures	$ 104	$ (4)	$ -	$ 100	$ 40

Number of operating communities	7	2	-	9	10
Number of apartment homes in operating communities	2,404	571	-	2,975	3,190
Average percent occupied during the period	91%	51%	-	83%	78%

Company's share of joint venture results:
	YTD 2003 Period				Total
	Stabilized	Lease-up	Sales		YTD 2002
	(1)	(2)	(3)	Total	Period
Rental and other property revenues	$ 1,572	$ 756	$ -	$ 2,328	$ 2,600
Property operating and maintenance expenses
(exclusive of items shown separately below)	(662)	(297)	-	(959)	(1,148)
Property net operating income (NOI)	$ 910	$ 459	$ -	$ 1,369	$ 1,452
Interest expense and credit enhancement fees	(306)	(115)	-	(421)	(474)
Amortization of deferred costs	(11)	(22)	-	(33)	(39)
Other	(26)	(5)	-	(31)	(21)
Funds from operations (FFO)	$ 567	$ 317	$ -	$ 884	$ 918
Gain on sale of previously depreciated operating
real estate assets	-	-	-	-	1,754
Real estate asset depreciation	(430)	(259)	-	(689)	(744)
Equity in income of joint ventures	$ 137	$ 58	$ -	$ 195	$ 1,928

Number of operating communities	6	3	-	9	12
Number of apartment homes in operating communities	2,084	891	-	2,975	3,892
Average percent occupied during the period	91%	60%	-	82%	79%

(1) Communities that were owned and fully stabilized throughout the QTD and YTD 2003 Period, as applicable.
(2) Communities in the development and/or lease-up phase that were not fully stabilized during all or any of the QTD and YTD 2003 Period, as applicable.
(3) Communities that were sold subsequent to the beginning of the QTD and YTD 2003 Period, as applicable.

GABLES RESIDENTIAL	-19-
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
June 30, 2003
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2003	2002	2003	2002
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 4,385	$ 4,860	$ 13,633	$ 30,613
Dividends to preferred shareholders	1,672	2,442	2,516	4,885
Minority interest of preferred unitholders in Operating Partnership	1,078	1,078	2,156	2,156
Minority interest of common unitholders in Operating Partnership	1,021	1,159	3,212	7,451
Interest expense and credit enhancement fees	11,410	10,199	22,925	20,514
Unusual items	-	1,687	-	1,687
Long-term compensation expense	420	373	806	728
Gain on sale of previously depreciated operating real estate assets:
Wholly-owned real estate assets	-	-	(5,042)	(20,104)
Joint venture real estate assets	-	-	-	(1,754)
Gain on sale of land and development rights	-	(462)	-	(1,801)
Total gain on sale of real estate assets	-	(462)	(5,042)	(23,659)
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	12,763	12,205	25,828	24,243
Joint venture real estate assets	349	342	689	744
Corporate asset depreciation	482	428	824	881
Amortization of deferred costs:
Wholly-owned real estate assets	482	275	906	532
Joint venture real estate assets	17	16	33	39
Total depreciation and amortization expense	14,093	13,266	28,280	26,439

Income available for debt service and preferred dividends (a)	$ 34,079	$ 34,602	$ 68,486	$ 70,814

Interest expense and credit enhancement fees (b)	$ 11,410	$ 10,199	$ 22,925	$ 20,514
Regularly scheduled principal amortization payments	522	1,041	1,050	2,133
Total debt service (c)	$ 11,932	$ 11,240	$ 23,975	$ 22,647

Dividends to preferred shareholders	$ 1,672	$ 2,442	$ 2,516	$ 4,885
Minority interest of preferred unitholders in Operating Partnership	1,078	1,078	2,156	2,156
Total preferred dividends (d)	$ 2,750	$ 3,520	$ 4,672	$ 7,041

Capitalized interest	$ 2,258	$ 2,259	$ 4,361	$ 4,682
Capitalized interest funded by construction loans included
in capitalized interest above	$ 75	$ -	$ 121	$ -

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.99	3.39	2.99	3.45
Debt service (a)/(c)	2.86	3.08	2.86	3.13
Debt service and preferred dividends (a)/((c)+(d))	2.32	2.34	2.39	2.39

GABLES RESIDENTIAL	-20-
Consolidated Balance Sheets
June 30, 2003
(Unaudited and amounts in thousands, except for per share data)

	June 30,	December 31,
	2003	2002
ASSETS:
Real estate assets:
Land	$ 263,117	$ 250,095
Buildings	1,299,272	1,259,399
Furniture, fixtures and equipment	137,328	130,547
Construction in progress	172,485	129,159
Investment in joint ventures	12,317	12,256
Undeveloped land	14,568	12,951
Real estate assets before accumulated depreciation	1,899,087	1,794,407
Less: accumulated depreciation	(288,286)	(266,139)
Net real estate assets	1,610,801	1,528,268

Cash and cash equivalents	8,945	6,281
Restricted cash	6,455	7,632
Deferred financing costs, net	5,720	5,555
Other assets, net	41,672	36,198
Total assets	$ 1,673,593	$ 1,583,934

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable	$ 986,726	$ 958,574
Accrued interest payable	13,815	14,081
Preferred dividends payable	1,508	1,834
Real estate taxes payable	16,108	16,172
Accounts payable and accrued expenses - construction	11,922	7,275
Accounts payable and accrued expenses - operating	18,313	18,814
Security deposits	4,201	4,133
Total liabilities	1,052,593	1,020,883

Minority interest of common unitholders in Operating Partnership	82,817	89,882
Minority interest of Series B preferred unitholders in Operating Partnership	50,192	50,192
Series Z Preferred Shares at $25.00 liquidation preference,
180 shares issued and outstanding	4,500	4,500

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	-
Series Z Preferred Shares and Series B Preferred Units,
exchangeable into Series B Preferred Shares, reported above	-	-
Common shares, $0.01 par value, 100,000 shares authorized,
29,252 and 28,856 shares issued at June 30, 2003 and
December 31, 2002, respectively	293	289
Additional paid-in capital	475,205	485,694
Treasury shares at cost, 4,338 and 4,385 common shares at
June 30, 2003 and December 31, 2002, respectively	(105,140)	(106,190)
Deferred long-term compensation	(1,867)	(1,316)
Accumulated earnings	-	-
Total shareholders' equity	483,491	418,477
Total liabilities and shareholders' equity	$ 1,673,593	$ 1,583,934

GABLES RESIDENTIAL - 21-
Capitalized Community Expenditures and Expensed Maintenance Costs
June 30, 2003
(Unaudited and amounts in thousands, except per home and square foot data)
					Categorization of YTD 2003 Additional Capitalized Value
				YTD 2003	Acquisitions,	Capital Expenditures			Recurring		YTD 2003
	Apartment	Real estate assets before		Additional	Development,	Recurring	Non-Recurring		Value		Maintenance
	Homes at	accumulated depreciation at		Capitalized	Renovation &	Value	and Value-		Retention Per		Expensed Per
	6/30/03	6/30/03	12/31/02	Value	Dispositions	Retention	Enhancing	Total	Home	Sq. Ft.	Home	Sq. Ft.
				(1)							(2)	(2)

A Stabilized communities	17,703	$ 1,408,555	$ 1,399,843	$ 8,712	$ 95	$ 4,724	$ 3,893	$ 8,712	$ 267	$ 0.26	$ 452	$ 0.45

B Renovation communities (3)	1,924	123,959	112,836	11,123	10,653	355	115	11,123	nm	nm	nm	nm

C Triple net master lease communities	728	58,054	57,910	144	-	-	144	144	na	na	na	na

D Development and lease-up communities	2,177	218,014	181,364	36,650	36,447	90	113	36,650	nm	nm	nm	nm

E Acquired communities	573	63,620	-	63,620	63,498	39	83	63,620	nm	nm	nm	nm

Subtotal	23,105	1,872,202	1,751,953	120,249	110,693	5,208	4,348	120,249	$ 225	$ 0.22	$ 404	$ 0.39

F Undeveloped land		14,568	12,951	1,617	1,617	-	-	1,617

G Sold communities		-	17,247	(17,247)	(17,264)	17	-	(17,247)

H Investment in joint ventures	3,051	12,317	12,256	61	61	-	-	61

Grand total	26,156	$ 1,899,087	$ 1,794,407	$ 104,680	$ 95,107	$ 5,225	$ 4,348	$ 104,680

(1) Expenditures in excess of $1 for purchases of a new asset with a useful life in excess of one year and for replacements and repairs that extend the useful life of the asset are capitalized. This activity is for the period January 1, 2003 to June 30, 2003.
(2) Includes expensed maintenance, landscape and contract service costs associated with the ongoing maintenance and operation of the community. Such costs are included in property operating and maintenance expenses in the accompanying statements of operations.
The maintenance costs include payroll costs for internal maintenance personnel, supplies, materials, general maintenance costs and redecorating costs associated with the leasing of an apartment home such as interior painting and cleaning. Landscape and contract service costs include landscape contract services, flowers, mulch, tree-trimming and irrigation. The costs presented represent expensed costs for the period January 1, 2003 to June 30, 2003.
(3) Represents communities that are in renovation or not fully operational and includes Gables Cityscape, Gables Rock Springs,
Gables Town Colony, Lakes at Indian Creek and Wildwood Gables.

GABLES RESIDENTIAL			-22-
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
June 30, 2003
(Unaudited and amounts in thousands, except for property data)

	June 30, 2003					December 31,
	Arbors of			CMS		2002
Balance Sheet Summary at JV Level	Harbortown	GRAP (1)	GRAP II (2)	Tennessee	Total	Total

Real estate assets	$ 16,351	$ 47,851	$ 107,432	$ 64,022	$ 235,656	$ 224,555
Less: accumulated depreciation	(4,966)	(6,355)	(3,753)	(6,502)	(21,576)	(17,497)
Net real estate assets	11,385	41,496	103,679	57,520	214,080	207,058
Other assets	3,466	926	1,317	2,486	8,195	8,990

Total assets	$ 14,851	$ 42,422	$ 104,996	$ 60,006	$ 222,275	$ 216,048

Mortgage debt	$ 16,350	$ 24,632	$ 61,198	$ 51,893	$ 154,073	$ 146,575
Other liabilities	761	445	3,164	981	5,351	6,492
Partners' capital	(2,260)	17,345	40,634	7,132	62,851	62,981

Total liabilities and partners' capital	$ 14,851	$ 42,422	$ 104,996	$ 60,006	$ 222,275	$ 216,048

Other Data:
Gables' ownership interest in JV	25.00%	20.00%	20.00%	8.26%

Gables' share of JV mortgage debt (3)	$ 4,088	$ 4,926	$ 12,240	$ 4,286	$ 25,540	$ 24,016
Gables' investment in JV	$ 510	$ 3,887	$ 8,263	$ (343)	$ 12,317	$ 12,423

Number of communities owned by JV	1	1	5	3	10	10
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	1,153	1,118	3,051	3,051

(1) Abbreviated for Gables Residential Apartment Portfolio JV.
(2) Abbreviated for Gables Residential Apartment Portfolio JV Two.
(3) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV.

GABLES RESIDENTIAL			-23-
Portfolio Indebtedness Summary
June 30, 2003
(Unaudited and amounts in thousands)

				Interest	Total	Years to
Type of Indebtedness		Balance		Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes		$ 500,991		6.59%	6.59%	3.43
Secured fixed-rate notes		136,738		7.72%	7.72%	4.81
Unsecured tax-exempt fixed-rate loans		48,365		4.75%	4.75%	1.00
Secured tax-exempt fixed-rate loans		20,550		5.89%	6.68%	11.54

Total fixed-rate indebtedness		$ 706,644		6.66%	6.68%	3.77

Variable Rate:
Secured tax-exempt variable-rate loans		$ 170,955		1.01%	2.00%	3.09
Unsecured variable-rate credit facilities (3)		98,025		1.62%	1.62%	1.87
Secured variable-rate construction loans		11,102		3.20%	3.20%	2.25

Total variable-rate indebtedness		$ 280,082		1.31%	1.91%	2.63

Total portfolio debt (4), (5), (6)		$ 986,726		5.14%	5.33%	3.44

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Gables' credit facilities bear interest at various spreads over LIBOR. For purposes of the years to maturity disclosure and the debt maturity disclosure in Note (6) below, all such indebtedness is presented using the May 2005 maturity date of Gables' $252,000 unsecured credit facility.

(4) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at June 30, 2003 for purposes of interest capitalization were $124,444.

(5) Excludes (i) $16,350 of tax-exempt bonds related to a joint venture in which Gables owns a 25%
interest, (ii) $85,830 of indebtedness related to joint ventures in which Gables owns a 20% interest, and (iii) $51,893 of conventional indebtedness related to a joint venture in which Gables owns an
8.26% interest.

(6) Gables' debt maturities are as follows:

	Regularly Scheduled	Balloon Principal
	Principal Amortization	Payment due at
	Payments	Maturity		Total
2003	$ 1,038	$ -		$ 1,038
2004	1,667	76,759		78,426
2005	1,735	270,917		272,652
2006	1,654	203,240		204,894
2007	1,775	247,898		249,673
2008 and thereafter	14,149	165,894		180,043

Total	$ 22,018	$ 964,708		$ 986,726

GABLES RESIDENTIAL		-24-
Selected Financial Data
June 30, 2003
(Unaudited and amounts in thousands, except for per share data)
					For the six months
		Page	1st Qtr.	2nd Qtr.	ended June 30,		%
	Notes	No. (1)	2003	2003	2003	2002	Change

Total revenues	(2)	16, 17	$ 60,531	$ 60,633	$ 121,164	$ 121,594	-0.4%
Income available for debt service and preferred dividends	(2)	19	$ 34,407	$ 34,079	$ 68,486	$ 70,814	-3.3%

Income from continuing operations (net of preferred dividends)		11	$ 5,181	$ 4,385	$ 9,566	$ 28,031	-65.9%
Income from discontinued operations		11	$ 4,067	$ -	$ 4,067	$ 2,582	57.5%
Net income available to common shareholders		11	$ 9,248	$ 4,385	$ 13,633	$ 30,613	-55.5%
Funds from operations (FFO)		12	$ 19,802	$ 18,518	$ 38,320	$ 41,193	-7.0%
Adjusted funds from operations (AFFO)		12	$ 17,333	$ 15,762	$ 33,095	$ 34,829	-5.0%

Diluted Per Common Share Information:
Income from continuing operations (net of preferred dividends)		11	$ 0.21	$ 0.18	$ 0.39	$ 1.13	-65.5%
Income from discontinued operations		11	$ 0.17	$ -	$ 0.17	$ 0.10	70.0%
Net income available to common shareholders	(3)	11	$ 0.38	$ 0.18	$ 0.55	$ 1.24	-55.6%
Funds from operations (FFO)		12	$ 0.65	$ 0.61	$ 1.26	$ 1.34	-6.0%
Adjusted funds from operations (AFFO)		12	$ 0.57	$ 0.52	$ 1.09	$ 1.13	-3.5%

Interest expense and credit enhancement fees	(2)	16, 17	$ 11,515	$ 11,410	$ 22,925	$ 20,514	11.8%
Debt service	(2)	19	$ 12,043	$ 11,932	$ 23,975	$ 22,647	5.9%
Preferred dividends to shareholders and unitholders		19	$ 1,922	$ 2,750	$ 4,672	$ 7,041	-33.6%
Interest coverage ratio		19	2.99	2.99	2.99	3.45	-13.3%
Debt service coverage ratio		19	2.86	2.86	2.86	3.13	-8.6%
Debt service and preferred dividend coverage ratio		19	2.46	2.32	2.39	2.39	0.0%
Capitalized interest		19	$ 2,103	$ 2,258	$ 4,361	$ 4,682	-6.9%

Gross operating margin for property operations		13, 14	65.0%	64.2%	64.6%	65.4%	-0.8%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	$ 1.2050	$ 1.2050	0.0%
Common share dividends as a % of FFO	(4)	na	92.7%	98.8%	95.6%	89.9%	5.7%
Common share dividends as a % of AFFO	(4)	na	105.7%	115.9%	110.6%	106.6%	4.0%

Gables Residential total return	(5), (7)	na	9.9%	26.8%	26.8%	12.2%	nm
NAREIT Equity Residential Apartment REIT Total Return Index	(6), (7)	na	-1.4%	8.3%	8.3%	5.2%	nm

GABLES RESIDENTIAL		-25-
Selected Financial Data (continued)
June 30, 2003
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	December 31,	%
	Notes	No. (1)	2003	2003	2002	Change
Balance Sheet Information:
Construction in progress	(8)	20	$ 150,856	$ 172,485	$ 129,159	33.5%
Total real estate assets, before accumulated depreciation		20	$ 1,833,905	$ 1,899,087	$ 1,794,407	5.8%
Total assets		20	$ 1,616,342	$ 1,673,593	$ 1,583,934	5.7%

Total debt outstanding		20	$ 1,014,873	$ 986,726	$ 958,574	2.9%
Total qualifying construction expenditures	(9)	na	$ 141,643	$ 124,444	$ 130,015	-4.3%
Preferred shares and units at $25 liquidation preference		na	$ 94,500	$ 169,500	$ 94,500	79.4%

Common shares outstanding		na	24,540	24,914	24,471	1.8%
Common units outstanding		na	5,801	5,600	5,811	-3.6%
Total common shares and units outstanding		na	30,341	30,514	30,282	0.8%

Closing common share price		na	$ 25.76	$ 30.23	$ 24.93	21.3%

GABLES RESIDENTIAL                               -26-
Notes to Selected Financial Data
June 30, 2003
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first and second quarter 2003 per share amounts does not equal the per share amount for the six months ended June 30, 2003. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the six month period.

(4)	Common dividends per share as a percentage of FFO and AFFO is calculated using the basic per share data on page 12.

(5)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)	The NAREIT Equity Residential Apartment REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of 18-19 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(7)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(8)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(9)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL						-27-
Development/Lease-up Communities
June 30, 2003

		Number of	Total	Cost					Actual or Estimated Quarter of
		Apartment	Budgeted	To		Percent at June 30, 2003			Construction	Initial	Construction	Stabilized
Market	Community	Homes	Cost	Complete		Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
			(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Gables Rock Springs-ph. 2 (1)	233	$ 25	$ 10		66%	21%	10%	2 Q 2002	2 Q 2003	2 Q 2004	4 Q 2004
Austin, TX	Gables Grandview	458	56	31		29%	--	--	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
Dallas, TX	Gables Ellis Street	245	45	1		99%	78%	70%	3 Q 2001	3 Q 2002	3 Q 2003	4 Q 2003
Dallas, TX	Gables State Thomas Ravello	290	48	1		99%	63%	48%	4 Q 2001	1 Q 2003	3 Q 2003	2 Q 2004
Houston, TX	Gables Augusta	312	33	22		16%	--	--	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
South FL	Gables Floresta	311	39	25		19%	--	--	1 Q 2003	1 Q 2004	4 Q 2004	2 Q 2005
Tampa, FL	Gables Beach Park	166	22	13		24%	--	--	1 Q 2003	4 Q 2003	2 Q 2004	3 Q 2004
Wholly-Owned totals		2,015	$ 268	$ 103

Co-Investment Development/Lease-up Communities (2):
Tampa, FL	Gables West Park Village II	297	$ 27	$ 4		93%	31%	25%	2 Q 2002	1 Q 2003	4 Q 2003	3 Q 2004
Tampa, FL	Gables West Park Village III	76	10	8		--	--	--	3 Q 2003	2 Q 2004	4 Q 2004	1 Q 2005
Co-Investment totals		373	$ 37	$ 12	(3)

(1) This community represents the reconstruction of 100 apartment homes previously owned and operated by Gables into 233 apartment homes.
(2) These communities are owned by the Gables Residential Apartment Portfolio Two Joint Venture.
(3) Construction loan proceeds are expected to fund $6 million of the costs to complete at June 30, 2003. The remaining costs will be funded by capital contributions to the venture from the venture partner and Gables in a funding ratio of 80% and 20%, respectively.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL		-28-
Stabilized Communities
June 30, 2003
		June 30,		June 30, 2003
	Number of	2003		Market Rent per
Community	Homes	Occupancy		Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	92%		$ 1,016	$ 0.82
Buckhead Gables	162	90%		742	0.98
Gables Cityscape	182	93%	(1)	877	1.07
Gables Metropolitan I (JV)	435	95%		1,217	1.09
Gables Metropolitan II (JV)	274	93%		1,270	1.14
Gables Mill	438	95%		775	0.84
Gables Montclair	183	91%		1,493	0.97
Gables Northcliff	82	94%		1,098	0.70
Gables Paces	80	96%		1,946	1.18
Gables Rock Springs I	188	95%		1,037	0.93
Gables Vinings	315	95%		914	0.86
Gables Walk	310	94%		945	0.80
Gables Wood Arbor	140	93%		593	0.65
Gables Wood Crossing	268	96%		680	0.71
Gables Wood Glen	380	92%		610	0.61
Gables Wood Knoll	312	94%		620	0.62
Lakes at Indian Creek	603	91%		613	0.67
Roswell Gables I	384	92%		852	0.78
Roswell Gables II	284	92%		852	0.72
Spalding Gables	252	97%		828	0.84
Wildwood Gables	546	96%	(1)	839	0.74
	5,922	94%		875	0.82
Houston, TX
Gables Austin Colony	237	95%		987	1.01
Gables Bradford Place	372	90%		751	0.87
Gables Bradford Pointe	360	88%		671	0.87
Gables Cityscape	252	89%		944	1.11
Gables CityWalk/Waterford Square	317	91%		947	1.17
Gables Edgewater	292	93%		840	0.95
Gables Lions Head	277	91%		803	0.95
Gables Metropolitan Uptown	318	95%		1,048	1.15
Gables Meyer Park I	345	97%		908	1.05
Gables Meyer Park II	296	92%		1,049	1.05
Gables of First Colony	324	94%		1,036	1.04
Gables Piney Point	246	90%		854	0.92
Gables Pin Oak Green	581	93%		1,000	0.98
Gables Pin Oak Park	474	93%		1,013	0.99
Gables Rivercrest I	140	89%		799	0.95
Gables Rivercrest II	140	89%		785	0.93
Gables Windmill Landing	259	93%		731	0.84
Gables White Oak (JV)	186	93%		967	1.11
	5,416	92%		908	1.00
South FL
Cotton Bay	444	95%		758	0.77
Gables Boca Place	180	87%		1,069	1.09
Gables Boynton Beach I	252	93%		940	0.78
Gables Boynton Beach II	296	95%		951	0.79
Gables Kings Colony	480	99%		901	0.99
Gables Mizner on the Green	246	93%		1,454	1.15
Gables Palma Vista	189	93%		1,588	1.10
Gables San Michele I	249	88%		1,476	1.06
Gables San Michele II	343	90%		1,457	1.05
Gables San Remo	180	94%		1,292	0.95
Gables Town Colony	172	87%		989	1.15
Gables Town Place	312	96%		854	1.02
Gables Wellington	222	94%		1,028	0.89

GABLES RESIDENTIAL		-29-
Stabilized Communities (continued)
June 30, 2003
		June 30,		June 30, 2003
	Number of	2003		Market Rent per
Community	Homes	Occupancy		Home		Square Foot

South FL (continued)
Hampton Lakes	300	96%		$ 831		$ 0.79
Hampton Place	368	98%		781		0.82
Mahogany Bay	328	95%		803		0.80
Vinings at Hampton Village	168	96%		862		0.71
	4,729	94%		1,025		0.93
Austin, TX
Gables at the Terrace	308	89%		1,002		1.06
Gables Barton Creek	160	93%		1,312		1.13
Gables Bluffstone	256	93%		949		0.96
Gables Central Park	273	73%		1,369		1.45
Gables Great Hills	276	92%		779		0.94
Gables Park Mesa	148	93%		1,116		1.02
Gables Town Lake	256	90%		1,296		1.39
Gables West Avenue	239	86%	(1)	1,371		1.60
	1,916	88%		1,135		1.19
Dallas, TX
Gables at Pearl Street	108	93%		1,252		1.15
Gables CityPlace	232	94%		1,357		1.29
Gables Knoxbridge	334	95%		1,071		1.26
Gables Mirabella	126	89%		1,134		1.24
Gables Spring Park	188	90%		951		0.90
Gables State Thomas Townhomes	177	93%		1,760		1.18
Gables Turtle Creek	150	99%		1,166		1.16
Gables Valley Ranch	319	96%		875		0.86
	1,634	94%		1,160		1.12
Memphis, TN
Arbors of Harbortown (JV)	345	93%		892		0.90
Gables Cordova	464	89%		701		0.75
Gables Stonebridge (JV)	500	91%		704		0.80
	1,309	91%		753		0.81
Orlando, FL
Gables Celebration	231	90%		1,070		0.92
Gables Chatham Square	448	100%		----	(2)	----	(2)
Gables North Village	315	91%		1,108		0.83
The Commons at Little Lake Bryan	280	100%		----	(2)	----	(2)
	1,274	96%		1,092		0.87
Nashville, TN
Brentwood Gables (JV)	254	94%		938		0.83
Gables Hendersonville (JV)	364	89%		688		0.73
Gables Hickory Hollow I	276	91%		650		0.73
Gables Hickory Hollow II	272	90%		653		0.68
	1,166	91%		725		0.74
Tampa, FL
Gables West Park Village I (JV)	320	89%		1,128		0.90
	320	89%		1,128		0.90
Washington, D.C.
Gables Dupont Circle	82	91%		2,665		2.74
	82	91%		2,665		2.74

TOTALS	23,768	93%		$ 956		$ 0.94

(1) This community is under renovation or not fully operational as of June 30, 2003; therefore, occupancy is based on units available for lease.

(2) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, scheduled rent data is not reflected as it is not comparable to the rest of Gables' portfolio.